EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

The following tabulation presents the calculation of primary and fully diluted earnings per common share for the three-month periods ended March 31, 2000 and 1999:

                                                          Six Months Ended                Three Months Ended
                                                              June 30,                          June 30,
                                                     ---------------------------      ----------------------------
                                                         2000            1999             2000             1999
                                                     -----------     -----------      -----------      -----------
Reported net income.............................     $   757,150     $ 1,172,359      $   303,213      $   585,905

Earnings on common shares.......................     $   757,150     $ 1,172,359      $   303,213      $   585,905
                                                     ===========     ===========      ===========      ===========

Weighted average common
      shares outstanding - basic................       4,458,164       4,412,102        4,461,265        4,427,482
                                                     ===========     ===========      ===========      ===========

Earnings per common share - basic
    Income from continuing operations...........     $      0.17     $      0.27      $      0.07      $      0.13
                                                     ===========     ===========      ===========      ===========

    Net income..................................     $      0.17     $      0.27      $      0.07      $      0.13
                                                     ===========     ===========      ===========      ===========

Weighted average common
      shares outstanding - diluted..............       4,664,451       4,527,602        4,669,014        4,574,820
                                                     ===========     ===========      ===========      ===========

Earnings per common share - diluted
    Income from continuing operations...........     $      0.16     $      0.26      $      0.06      $      0.13
                                                     ===========     ===========      ===========      ===========

    Net income                                       $      0.16     $      0.26      $      0.06      $      0.13
                                                     ===========     ===========      ===========      ===========


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